                                                                    EXHIBIT 10.3

                        UNDERWRITING MANAGEMENT AGREEMENT

      This Agreement, entered into as of the 1st day of November, 1989 by and through National Interstate Insurance Agency, Inc., an Ohio corporation (together with any affiliated agent and agencies, the "Agent"), and Great American Insurance Company, an Ohio corporation; Agricultural Insurance Company, a South Dakota corporation; American Alliance Insurance Company, an Arizona corporation; and American National Fire Insurance Company, a New York corporation, (the "Company").

                                    PREAMBLE

      The background of this Agreement is that the Company desires to offer a program of public transportation insurance on a countrywide basis and that the Agent, which has developed proprietary public transportation insurance production, underwriting and claims systems (the "Insurance Program"), desires to make its services available to the Company. Additionally, the Company and National Interstate Insurance Company ("NIIC"), which is an affiliate of the Agent, have entered into certain reinsurance agreements with respect to public transportation insurance issued, underwritten or serviced for each by the Agent. Nothing in this Agreement will preclude each of the Company and the Agent and their affiliates from providing similar coverages in the ordinary course of business; Provided, however, that the Agent shall not enter into any alternative licensed risk-sharing program without obtaining the prior written consent of the Company, which consent will not be unreasonably withheld.

      NOW, THEREFORE, the Company and Agent, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, agree as follows:

1.    AGENCY.

1.1 Appointment. The Company does hereby nominate, constitute and appoint Agent as its agent (i) for the soliciting, issuing, underwriting and servicing of the Company's public transportation insurance program and such other forms of property and liability insurance as shall be determined by mutual written agreement of the parties from time to time (such insurance and any policies, binders, endorsements, or certificates for such insurance, individually and collectively, the "Insurance"); and
      (ii) for the servicing of reinsurance treaties or agreements entered into by the Company and NIIC covering Insurance policies issued, underwritten, or serviced by Agent pursuant to this Agreement (individually and collectively, the "Reinsurance Treaties").

1.2 Authority. Agent's authority is subject to (i) the limits specified or referenced in Section 4 hereof, (ii) the terms and conditions (including exclusions) of any Insurance issued, underwritten, or serviced pursuant to this Agreement, (iii) the terms and conditions (including exclusions) of any Reinsurance Treaties, (iv) applicable laws, rules, and regulations,
      (v) the instructions, guidelines, and business policies of the Company, and (vi) the terms and conditions of this Agreement; Provided, however, that the Agent shall not bind any Insurance on behalf of the Company if the Company notifies Agent that reinsurance acceptable to the Company does not cover such Insurance.

1.3 Performance. Agent hereby accepts the foregoing appointment and agrees faithfully to perform the duties thereof in a professional manner as a fiduciary of the Company and to obey promptly such reasonable instructions as it may receive from time to time from the Company in accordance with this Agreement. The Agent will use its best efforts in the administration of the Insurance Program, but disclaims any warranty or other representation that its action on behalf of the Company under this Agreement will produce or secure for the Company any particular underwriting result.

1.4 Relationship of the Parties. The parties are independent contractors, each having full and exclusive control over the time, personnel, conduct of operations, business relationships with other entities, selection of persons with which to do business, and the ownership of proprietary systems, procedures and programs.

      The Agent reserves the right, in its sole discretion, to provide public transportation and other insurance services to or on behalf of NIIC, notwithstanding any actual or apparent conflict with its obligations to the Company under this Agreement.

      The Company reserves the right to market any and all of its products and services directly or indirectly through other advisors, managers, agents, brokers or producers at the Company's discretion.

2.    TERRITORY.

      Agent's authority to issue or underwrite Insurance extends to insureds or prospective insureds located in any State of the United States, subject to applicable licensing requirements. Agent hereby agrees to obtain such licenses and that the Company at its discretion may revoke Agent's authority as regards any particular state.

3.    REPRESENTATIONS AND WARRANTIES.

      On the date hereof, during the term of this Agreement, and indefinitely thereafter, Agent hereby warrants and represents to Company as follows:

3.1 Laws and Licenses. Agent has and will comply with all applicable laws, rules and regulations and, whenever necessary, will obtain and maintain at its own expense all licenses required for it to perform this Agreement.

3.2 No Breach. This Agreement is a valid and binding obligation of Agent. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, will not breach or conflict with Agent's Articles of Incorporation or Regulations or with any agreement, covenant, or understanding (oral or written) to which Agent is bound, and will not adversely affect the application for issuance or the validity of any license of the Agent.

3.3 Status. Agent is a duly organized and validly existing corporation in the State of Ohio.

3.4 No Consents. No consent, approval, registration or filing not made on or before the date hereof is required to be made by Agent in connection with this Agreement.

3.5 Authorization. The execution, delivery, and performance of this Agreement by Agent has been duly and properly authorized.

4.    LIMITS OF LIABILITY.

      Agent is hereby authorized to issue and underwrite, on behalf of the Company, policies of Insurance in amounts not exceeding the limits indicated in Schedule A hereto. Any such policy or policies of Insurance shall be covered by Reinsurance Treaties approved in advance by the Company.

5.    DUTIES OF AGENT.

      Subject to the Company's supervision and instructions, Agent agrees to perform the following duties and services in addition to those otherwise enumerated in this Agreement:

      (a) Underwrite, issue and service Insurance on behalf of the Company in compliance with rates and rules filed and adopted by the Company;

      (b)   Collect premiums on all Insurance issued or underwritten by Agent;

      (c)   Cancel Insurance issued or underwritten by Agent;

      (d) Issue Insurance policies, binders, endorsements, and certificates only on forms approved by the Company and filed with and approved by regulatory authorities wherever such filing and approval is required, unless such forms are modified with the prior written consent of the Company;

      (e) Investigate and settle claims as provided in Section 6 below and suggest reserves for such claims;

      (f) Maintain at Agent's expense an office or offices and a staff of employees sufficient in number and qualifications to perform this Agreement;

      (g) Underwrite and issue policies of Insurance in accordance with the premium rates and underwriting criteria and guidelines as provided in the Agent's pricing model (as may be modified from time to time);

      (h) Immediately upon collection, deposit in a separate and segregated premium trust fund account acceptable to the Company (the "PTF Account") any and all monies received by Agent in regard to Reinsurance Treaties, Insurance or otherwise payable to or on behalf of the Company pursuant to Insurance or Reinsurance Treaties which PTF shall be designated by and for the benefit of the Company and such monies shall be received by Agent in a fiduciary capacity; Provided, however, that the Agent may invest PTF Account monies in accordance with applicable law and retain for its own use any earnings thereon;

      (i) Within thirty days after the end of each month, all premiums then due whether or not then collected by the Agent, fronting fees, premium taxes, agent compensation, assessment escrow contributions, as set forth in the reinsurance agreement between the Company and NIIC, and reinsurance premiums on all Insurance shall be distributed as interests may appear to the Company, NIIC or the Agent's own accounts; Provided, however, that any adjustments and refunds on account of return premiums shall be determined on the same basis as originally calculated;

      (j) The Agent will issue Company bonds or other appropriate financial responsibility filings for NIIC insureds in jurisdictions in which NIIC is not authorized to provide filings. Agent will collect from NIIC and remit, as provided in Section 9, to the Company a fee equal to three percent (3%) of commercial automobile liability premiums on any NIIC policy for which such filing is provided; and

      (k) The Agent will pay or reimburse the Company for its payments of any fine, penalty or similar administrative charge assessed against the Company resulting from regulatory enforcement actions premised on or connected with the Agent's obligations under this Agreement.

6.    CLAIMS SETTLEMENT AUTHORITY.

6.1 Claims. Agent shall investigate and negotiate and settle all Insurance claims and all claims concerning Reinsurance Treaties on behalf of the Company. All claims or losses shall be reported by Agent to the Company in monthly statements pursuant to Section 9.2 below. In addition, upon receiving notice or knowledge of any Insurance claim or loss that involves a "serious injury" listed in Schedule B or that is in excess of Fifty Thousand Dollars ($50,000.00), Agent shall immediately notify the Company in writing of such claim or loss, provide the amount of the reserve for such claim as suggested by Agent and such other information and records concerning such claim or loss as the Company requests.

      In the event of a termination of the Agreement by the Company for cause as specified in Section 10.2(c) or (d), the Company may, in its discretion, immediately become responsible for the administration of all claims on Insurance provided hereunder.

6.2 Legal Counsel and Claim Adjusters. Whenever Agent shall deem it prudent to engage legal counsel or a claim adjuster to protect the Company's interest regarding claims or losses, such services shall be provided only by qualified attorneys-at-law or claim adjusters selected by Agent that are licensed where and as required by applicable law; provided, however, that, with respect to any claim or loss of any amount, the Agent shall promptly furnish the Company, or its designee, any additional claim or loss information requested by the Company with respect to a claim or loss pertaining to any Insurance or any Reinsurance Treaty covered by this Agreement.

      With respect to any claim or loss of any amount:

      (a) The Company may defend or assign an attorney of its own choice to defend or be associated in the defense of any claim or loss reported to the Company and, at the request of the Company, any attorney already employed by Agent shall be terminated by Agent forthwith; and

      (b) In the event that the Company is named as a defendant in any lawsuit, Agent shall, as soon as it has notice or knowledge of such lawsuit, immediately give written notice thereof to the Company accompanied by a copy of the complaint and any court papers related to such lawsuit.

6.3 Unallocated Costs. No reimbursement shall be paid by the Company to Agent for the salaries, office expenses or other expenses incurred by or on behalf of Agent (including overhead) in the handling of the Company's claims and losses or for fees of outside attorneys or claim adjusters retained to monitor claims generally.

6.4 Records. The Company may at any time during regular business hours at Agent's place of business have its employees or representatives review all claim servicing files maintained by Agent.

7.    COMPENSATION.

      Agent compensation will be as provided in its agreements with the Company's reinsurers.

8.    EXPENSES.

      Agent shall pay all commissions to any agents, sub-agents, brokers and sub-producers, all inspection fees, all refunds of premium, and all costs to service claims as stated in Paragraph 6.3 above and all costs to collect premiums in regard to Insurance policies issued, underwritten or serviced pursuant to this Agreement. The following reasonable expenses regarding Insurance policies shall be paid or reimbursed by the Company:

      (a) All of the Company's home office expenses, including compensation and expenses of its employees, officers and directors;

      (b)   Premium taxes, board and bureau fees of the Company;

      (c) Losses and allocated loss adjustment expenses of the Company, including pre-judgment and post-judgment interest; the actual, reasonable, and verifiable fees by outside attorneys or claim adjusters approved in writing by the Company that are retained by Agent in accordance with this Agreement; and the actual, reasonable, and verifiable out-of-pocket costs of Agent for the production of documents in claim litigation pursuant to this agreement; and

      (d)   Legal, actuarial and accounting fees of the Company.

9.    REPORTS AND SETTLEMENT OF BALANCES.

9.1 Insurance Reports. Agent shall furnish to the Company an itemized Insurance account and report in the form required by the Company within thirty (30) days after the close of each month.

9.2 Claims and Loss Reports. Agent shall furnish to the Company an itemized monthly claim and loss account and report in the form required by the Company within thirty (30) days after the close of each month.

9.3 Remittance Summaries and Payments. Within thirty (30) days after the close of each month, the Agent shall provide the Company a remittance summary for the month on such form as the parties shall agree.

      The amount due the Company will be attached to said remittance summary. If a balance is due Agent, the Company shall pay Agent within fifteen (15) days thereafter.

9.4 Special Remittance. If, at any time, Agent determines that Insurance Premiums on hand are not sufficient to pay current losses, Agent may request a special remittance from the Company, which request shall be supported by a detailed accounting of all losses and of the Insurance Premiums on hand, the amount of such special remittance, and any other information the Company requests. The Company shall pay such remittance to Agent after it has reviewed and in the event it approves such accounting and information. Agent shall credit the Company in the monthly reports and accounts in which the special remittance was received by the Agent recited above with the loss amount so paid by special remittance. To the maximum extent feasible, special remittance requests will be coordinated with reinsurance recoverables.

9.5 Accounts. All monies received by Agent shall be held by Agent in a fiduciary capacity as trustee for the Company on the PTF Account. The keeping of an account between Agent and Company in any form is to be deemed a record of business transacted.

10.   TERM AND TERMINATION.

10.1 Term. This Agreement shall be effective as of the date first above written and shall continue in full force and effect until terminated as provided below.

10.2  Termination. This Agreement may be terminated as provided below:

      (a) This Agreement shall terminate on December 31, 1994 or on any subsequent December 31st only upon at least ninety (90) days prior written notice by either party to the other party hereto. Either party at any time can revoke any notice of termination it sends to the other with the result that such notice will have no force or effect;

      (b) If any law or regulation of the federal or state or local government of any jurisdiction in which Agent is doing business shall render illegal or invalid any transaction contemplated by this Agreement or any term of this Agreement, the Agreement may be terminated immediately insofar as it applies to such jurisdiction by the Company giving notice to Agent to such effect or by Agent giving notice to the Company to such effect;

      (c) This Agreement, at the option of Agent or the Company may be terminated immediately at any time, upon notice by the party not described below to the other party following (i) the assignment by the Agent of all or any part of its assets for benefit of creditors, the filing of any voluntary petition to declare Agent to be bankrupt, or the lapse of a period of Sixty (60) consecutive days after the filing of any involuntary petition to declare Agent to be bankrupt during which period such proceeding continues undismissed and unstayed; (ii) liquidation, rehabilitation, or conservation of the Company; or (iii) the breach of this Agreement by a party that is not cured within ten (10) days after written notice specifying such breach; and

      (d) This Agreement may be terminated immediately at any time upon notice by the Company to the Agent following: (i) the termination of any Reinsurance Treaty for any reason when in the Company's judgment the reinsurance provided thereby cannot promptly be replaced by reinsurance acceptable to the Company; or, (ii) if the Agent shall, for any reason, no longer have the services of Alan R. Spachman as its Chief Executive Officer.

10.3 Limitations on Agent. If at any time the Company sends a notice of termination to Agent as provided in Section 10.2 above or the Agreement is otherwise terminated as provided herein, Agent shall not issue or underwrite any Insurance or renew any existing Insurance for which the inception date or renewal date falls after the effective date of termination of this Agreement.

10.4 Survival. Unless otherwise indicated by this Agreement, Agent's obligations under this Agreement shall survive termination of this Agreement until such time as all Insurance issued, underwritten or serviced by Agent pursuant to this agreement has expired and all Reinsurance Treaties have expired, and all known and unknown claims thereunder have been paid or settled, have runoff or otherwise have been disposed of in the judgment of the Company and any amounts owed to the Company by any Reinsurers or others in regard to any claims have been collected by the Company. The only compensation Agent shall receive for its performance of its duties hereunder (both during of after the term of this Agreement) is set forth in Section 7 above.

10.5 Ownership of Expirations. The use and control of expirations, including the records and all Agent work product thereof, shall remain in the undisputed ownership of the Agent and the Company shall not use its records of those expirations in any marketing method for the sale, service or renewal of any form of insurance coverage that would abridge the Agent's rights to ownership, use and control of those expirations nor shall the Company communicate this expiration information to any other agent or broker; Provided, however, if the Agreement shall be terminated by the Company for cause as specified in Section 10.2(c) or (d), the use and control of expirations will vest in the Company.

11.   BOOKS AND RECORDS.

      Agent shall at its own expense keep such books and records as may be required by law, rulings, or orders of the insurance departments of the states having jurisdiction over Agent or Agent's business or over any Insurance or reinsurance connected with this Agreement and also as reasonably requested by the Company, and shall make such books and records available for examination, audit, and copying by the insurance departments of such states and by the Company, or by their authorized representatives. The Company shall have the right to examine and review at any reasonable time all books, records, files and papers, including, but not by way of limitation, claim files and underwriting files, maintained and kept by Agent that relate to this Agreement, Insurance or Reinsurance Treaties. Agent shall institute and maintain retention and disposal systems for claim files and underwriting files in accordance with procedures and requirements the Company may prescribe in writing from time to time. All books and records of the Agent shall be maintained at the principal place of business of Agent and shall be complete, accurate, and up-to-date, and shall reflect all monies paid or received by Agent and all transactions of Agent pursuant to this Agreement. Anything to the contrary notwithstanding, all of the books, records, files, and papers above referenced shall be and remain the sole and exclusive property of the Agent except that (i) Company shall be entitled to keep and retain copies thereof during the term of this Agreement and thereafter but subject to Section 12 below; provided, however, that such copies do not contain confidential or proprietary information as set forth in Section 12 below, and
(ii) Agent shall own all expirations and renewals of Insurance as set forth in
Section 10.5. Company, at its expense, shall have a reasonable period of time not exceeding sixty (60) days after the termination of this Agreement to make copies of the aforesaid books, records, files and papers.

12.   CONFIDENTIALITY.

      The parties agree never to use (except to perform this Agreement) or disclose to others any confidential or proprietary information of the other including, without limitation, Insurance Program production, underwriting and pricing materials produced by or developed for the Agent; Provided, however, that such information may be disclosed pursuant to the lawful order of any governmental authority. At the request of the other party, any Insurance Program books and records that are not reasonably needed to fulfill obligations that survive termination of this Agreement ("Nonessential Files") will be destroyed or turned over to the other party. Copies of all books and records other than Nonessential Files shall be supplied as requested by the other party.

13.   SET-OFF.

      With respect to obligations hereunder, any party hereto shall have the right to reduce and set-off any monies payable to any other party hereto by the amount of any monies such party owes to the party exercising such reduction and set-off rights.

14.   INDEMNIFICATION.

      Each party hereto (the "Indemnitor") shall indemnify and hold harmless the other party hereto and its designees (the "Indemnitees") from and against all losses, damages, costs, expenses, claims, or liabilities of any description suffered by the Indemnitees which regard the Indemnitor as indicated below including, without limitation, any attorney's fees in connection with or arising out of (i) any allegations, whether or not such allegations are groundless, that the Indemnitor has not complied with any laws, rules, or regulations to which it is subject, (ii) any breach of any warranty or representation of Indemnitor made in this Agreement or any other unremedied breach of this Agreement by Indemnitor, or (iii) any alleged misconduct, negligence, misrepresentation, or other acts or failures to act of the Indemnitor or of its officers, directors, employees, agents (except Agent in the event that the Indemnitor is the Company), or independent contractors. For purposes of this Section 14, an "unremedied breach" shall be a breach by the Indemnitor of this Agreement that is not cured within thirty (30) days after written notice by the Indemnitees to the Indemnitor.

15.   ARBITRATION.

      All disputes or controversies arising out of or in connection with this Agreement, if not resolved by the parties, must be submitted to final and binding arbitration in accordance with the rules of the American Arbitration Association at Columbus, Ohio or as may be agreed. Such arbitration shall use Ohio law in arriving at a decision. Each party shall pay those costs it incurs pursuant to such arbitration.

16.   NOTICES.

      All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail or equivalent, if available, postage prepaid or by telex of cablegram, addressed to the parties at the following address or to such other additional addresses any party shall hereafter specify by Notice to the other parties:

     If to the Company:           Great American Insurance Company
                                     P.O. Box 2575
                                     Cincinnati, Ohio 45201

                                     Attention:  Richard M. Haverland

     To Agent:                    National Interstate Insurance Agency, Inc.
                                     6060 Rockside Woods Blvd.
                                     Suite 220
                                     Cleveland, Ohio 44131-2317

                                     Attention: Alan R. Spachman

      Except as otherwise expressly provided herein, all notices hereunder shall be deemed to have been duly given, received and dated on the date when delivered personally, one day after being sent by cablegram or telex or three days after mailing.

17.   ERRORS AND OMISSIONS INSURANCE.

      While this Agreement is in effect, the Agent will maintain a policy of errors and omissions insurance satisfactory to the Company that provides limits of at least $1,000,000 per occurrence/$1,000,000 aggregate and the Agent will immediately notify the Company of any change in coverage terms, conditions or limits.

18.   GENERAL.

18.1 Assignment. Neither this Agreement nor any duties hereunder may be assigned, subcontracted (except in the ordinary course of business), or transferred, including an assignment or transfer by operation of law, without the prior written consent of the other party.

18.2 Third Parties. The rights and privileges afforded by this Agreement are solely for the benefit of the parties hereto and in no circumstances shall any other person or entity have any rights or privileges or be entitled to any benefits under this Agreement.

18.3 Amendments. This Agreement may be amended or modified only by the execution by the parties hereto of a document setting forth such amendment or waiver.

18.4 Waiver. The failure of any party at any time to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same, and no waiver of any nature by any party, whether by conduct or otherwise, shall be deemed to be a continuing waiver.

18.5 Entire Agreement. This Agreement sets forth the sole and entire agreement and understanding of the parties in respect of the transactions contemplated hereby.

18.6 Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Ohio.

18.7 Severability. If any one of the provisions contained in this Agreement or in any document executed in connection herewith shall be or become invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired; provided, however, that in such case the parties shall achieve the purpose of the invalid provision which shall become part of this Agreement or such document.

18.8 Captions. The captions and headings used to identify Sections herein shall not be used to interpret this Agreement.

18.9  Preamble. The Preamble is part of this Agreement.

      IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the day and year first indicated above.

                                    GREAT AMERICAN INSURANCE COMPANY

                                    By: /s/ Karen Holley Horrell
                                        ------------------------

Attest:______________________

                                    AGRICULTURAL INSURANCE COMPANY

                                    By: /s/ Karen Holley Horrell
                                        ------------------------

Attest:______________________

                                    AMERICAN ALLIANCE INSURANCE COMPANY

                                    By: /s/ Karen Holley Horrell
                                        ------------------------

Attest:______________________

                                    AMERICAN NATIONAL FIRE INSURANCE COMPANY

                                    By: /s/ Karen Holley Horrell
                                        ------------------------

Attest:______________________

                                    NATIONAL INTERSTATE INSURANCE AGENCY, INC.

                                    By: /s/ Alan Spachman
                                        ------------------------

Attest:______________________

                                   SCHEDULE A

COMMERCIAL AUTO LIABILITY           - UP TO TEN MILLION DOLLARS
                                    ($10,000,000.00) PER OCCURRENCE*

COMMERCIAL GENERAL LIABILITY        - UP TO TEN MILLION DOLLARS
                                    ($10,000,000.00) PER OCCURRENCE*

AUTO PHYSICAL DAMAGE                - UP TO ONE MILLION DOLLARS
                                    ($1,000,000.00) PER OCCURRENCE*

* Limits in excess of Five Million Dollars ($5,000,000.00) liability coverage and One Million Dollars ($1,000,000.00) physical damage shall be facultatively placed with assuming reinsurers that shall have been approved by the Company, with notice immediately to the Company.

                                   SCHEDULE B

      Serious injuries, for purposes of Section 6.1, shall be any of the following:

      1.    Spinal Cord injury - paraplegia, quadriplegia;

      2.    Amputation - requiring a prosthesis;

      3. Brain damage affecting mentality or central nervous system such as permanent disorientation, behavior disorder, personality change, seizures, motor deficit, inability to speak (aphasia), hemiplegia or unconsciousness (comatose);

      4.    Blindness;

      5. Burns involving over 10% of body with third degree or 30% of body with second degree;

      6.    Multiple fractures involving more than one member or non-union;

      7.    Fracture of both heel bones (fractured bilateral os calcis);

      8. Nerve damage causing paralysis and loss of sensation in arm and hand (brachial plexus nerve damage) or in leg and foot;

      9.    Massive internal injuries affecting body organs;

      10. Injury to nerves at base of spinal canal (Cauda Equina) or any other back injury resulting in incontinence of bowel and/or bladder; and

      11.   Fatalities.

      The Company at its discretion, by written notice to the Agent, may prospectively amend Schedule B by adding or deleting specific types of injuries.

                        UNDERWRITING MANAGEMENT AGREEMENT

      The following wholly-owned subsidiaries of Great American Insurance Company are hereby designated added parties to the Underwriting Management Agreement dated as of November 1, 1989 by Great American Insurance Company and National Interstate Insurance Agency, Inc.:

                  AGRICULTURAL EXCESS AND SURPLUS INSURANCE COMPANY

                  AGRICULTURAL INSURANCE COMPANY

                  AMERICAN ALLIANCE INSURANCE COMPANY

                  AMERICAN NATIONAL FIRE INSURANCE COMPANY

                                            GREAT AMERICAN INSURANCE COMPANY

                                            By: /s/ Karen Holley Horrell
                                                ------------------------

                        UNDERWRITING MANAGEMENT AGREEMENT

                                 AMENDMENT NO. 1

      The first paragraph of the Underwriting Management Agreement dated as of the 1st day of November, 1989 by and through the undersigned is hereby amended to read as follows:

            This Agreement, entered into as of the 1st day of November, 1989 by and through National Interstate Insurance Agency, Inc., an Ohio corporation (together with any affiliated agent and agencies, the "Agent"), and Great American Insurance Company, an Ohio corporation (together with any wholly-owned subsidiaries that upon designation by Great American become added parties, the "Company").

      IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the day and year first indicated above.

                                      GREAT AMERICAN INSURANCE COMPANY

                                      By: /s/ Karen Holley Horrell
                                          ------------------------
                                          Senior Vice President

Attest: /s/ Eve Cutler Rosen
        --------------------
                                      AGRICULTURAL INSURANCE COMPANY

                                      By: /s/ Karen Holley Horrell
                                          ------------------------
                                          Senior Vice President

Attest: /s/ Eve Cutler Rosen
        --------------------
                                      AMERICAN ALLIANCE INSURANCE COMPANY

                                      By: /s/ Karen Holley Horrell
                                          ------------------------
                                          Senior Vice President

Attest: /s/ Eve Cutler Rosen
        --------------------
                                      AMERICAN NATIONAL FIRE INSURANCE COMPANY

                                      By: /s/ Karen Holley Horrell
                                          ------------------------
                                          Senior Vice President

Attest: /s/ Eve Cutler Rosen
        --------------------
                                      NATIONAL INTERSTATE INSURANCE AGENCY, INC.

                                      By: /s/ Alan Spachman
                                          ------------------------

Attest: /s/ J. Gilbert Stallings
        ------------------------

                        UNDERWRITING MANAGEMENT AGREEMENT

                                 AMENDMENT NO. 2

      The Underwriting Management Agreement dated as of the 1st day of November, 1989 by and through the undersigned is hereby amended by the addition of a new section 19, as follows:

19.   ADDITIONAL SERVICES.

      The Agent will provide additional statistical information to the Company in accordance with the Company's agreed upon requirements for which the Company will provide expense reimbursement of $875 per month, which amount will be subject to adjustment as may be agreed upon to reflect cost changes.

      This amendment will be in effect as of October 1, 1990.

      IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the 1st day of October, 1990.

                                    GREAT AMERICAN INSURANCE COMPANY

                                    By: /s/ Karen Holley Horrell
                                        ------------------------

Attest: /s/ Eve Cutler Rosen
        --------------------
                                    NATIONAL INTERSTATE INSURANCE AGENCY, INC.

                                    By: /s/ Alan Spachman
                                        ------------------------

Attest: /s/ J. Gilbert Stallings
        ------------------------

                        UNDERWRITING MANAGEMENT AGREEMENT

                                 AMENDMENT NO. 3

The Underwriting Management Agreement dated as of the 1st date of November, 1989, by and through the undersigned is hereby amended as follows:

Paragraph 5 (i) is deleted and replaced with the following:

      (i) Within thirty (30) days after the end of each month, all premiums written, whether or not then collected by the Agent, fronting fees, premium taxes, agent compensation, assessment escrow contributions, as set forth in the reinsurance agreement between the Company and NIIC, and reinsurance premiums on all Insurance shall be distributed as interests may appear to the Company, NIIC or the Agent's own account; provided however that settlement shall be reduced by multiplying the sum of the written premiums (net of management fee and reinsurance premiums), fronting fees and premium tax monies for the month being settled by 150/360 (the average premium collection period, in days) of the published rate for 150/179 day Commercial paper placed directly by GE Capital Corporation on the last working day of the month being settled, such rate to be found in The Wall Street Journal Money Rates column; and provided further, that any adjustments and refunds on account of return premiums shall be determined on the same basis as originally calculated. The factor representing the average premium collection period, which is herein designated as 150/360, will be reset annually beginning in January 1996, with a factor mutually agreed upon by the parties.

      Article 16 is deleted and replaced with the following:

      16.   NOTICES.

      All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail or equivalent, if available, postage prepaid or by telex or cablegram, addressed to the parties at the following address or to such other additional addresses any party shall hereafter specify by Notice to the other parties:

If to the Company:                    Great American Insurance Company
                                      Attention:  Donald D. Larson
                                      580 Walnut Street
                                      Cincinnati, Ohio  45202

with a copy to:                       Great American Insurance Company
                                      Attention: General Counsel
                                      580 Walnut Street
                                      Cincinnati, Ohio 45202

      To Agent:                   National Interstate Insurance Agency, Inc.
                                  Attention:  Alan R. Spachman
                                  6060 Rockside Woods Blvd., Suite 220
                                  Cleveland, Ohio  44131-2317

      Except as otherwise expressly provided herein, all notices hereunder shall be deemed to have been duly given, received and dated on the date when delivered personally, one day after being sent by cablegram or telex or three days after mailing.

This Amendment is effective January 1, 1995.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the 1st day of January, 1995.

                                      GREAT AMERICAN INSURANCE COMPANY

                                      BY: /s/ Roger Smith
                                          ---------------
                                          Name: Roger Smith
                                          Title: Vice President

ATTEST:

BY: _________________________

                                      NATIONAL INTERSTATE INSURANCE AGENCY, INC.

                                      BY: /s/ Alan Spachman
                                          -----------------
                                          Name: Alan Spachman
                                          Title: President

ATTEST:

BY: /s/ Dawn A. Pasek
    -------------------------

This Amendment is attached to and incorporated in the November 1, 1989 Underwriting Management Agreement among National Interstate Insurance Agency, Inc. (the "Agent") and Great American Insurance Company, Agricultural Insurance Company, Agricultural Excess and Surplus Insurance Company, American Alliance Insurance Company, American National Fire Insurance Company, Seven Hills Insurance Company and Stonewall Surplus Lines Insurance Company (collectively, the "Company"). This Amendment shall be effective as of July 1, 1995.

The Agreement is amended as follows:

1.    The following are added as paragraphs (l) and (m) to Section 5:

      "(l) Within thirty (30) days after the end of each month, policy documents, including declaration pages, account information sheets with premium broken down by class code and auto type, vehicle schedules and reinsurance reports will be provided to Company; and

      "(m) Monthly, claims documents, including loss draft copies, green bar and deductible information and such reinsurance reserve information as is requested by Company and reasonably obtainable by Reinsurer will be provided to Company."

2.    Agent's address in Section 16 is deleted and replaced with:

      "National Interstate Insurance Company
      29325 Chagrin Boulevard
      Cleveland, Ohio  44122-4613
      Attention:  Alan R. Spachman"

3. Schedule A is deleted in its entirety and replaced with the attached Amended Schedule A.

      Except as modified by this Amendment, the terms of the Underwriting Management Agreement remain unchanged.

                             National Interstate Insurance Agency, Inc.

                             By: /s/ Alan Spachman
                                 -----------------

                             Great American Insurance Company

                             By: /s/ Donald D. Larson
                                 ---------------------

                             Agricultural Insurance Company

                             By: /s/ Donald D. Larson
                                 ---------------------

                             Agricultural Excess and Surplus Insurance Company

                             By: /s/ Donald D. Larson
                                 --------------------

                             American Alliance Insurance Company

                             By: /s/ Donald D. Larson
                                 --------------------

                             American National Fire Insurance Company

                             By: /s/ Donald D. Larson
                                 --------------------

                             Seven Hills Insurance Company

                             By: /s/ Donald D. Larson
                                 --------------------

                             Stonewall Surplus Lines Insurance Company

                             By: /s/ Donald D. Larson
                                 --------------------

                               AMENDED SCHEDULE A
                             EFFECTIVE JULY 1, 1995

Commercial Auto Liability             -  Up to Twenty-Five Million Dollars
                                      ($25,000,000) Per Occurrence*

Commercial General Liability          -  Up to Twenty-Five Million Dollars
                                      ($25,000,000) Per Occurrence*

Auto Physical Damage                  -  Up to One Million Dollars
                                      ($1,000,000) Per Occurrence*

* Limits in excess of Five Million Dollars ($5,000,000) liability coverage and One Million Dollars ($1,000,000) physical damage shall be facultatively placed with assuming reinsurers that shall have been approved by the Company, with notice immediately to the Company.

                        UNDERWRITING MANAGEMENT AGREEMENT

                                  AMENDMENT #5

This Amendment is attached to and incorporated in the November 1, 1989 Underwriting Management Agreement among National Interstate Insurance Agency, Inc. (the "Agent") and Great American Insurance Company, Agricultural Insurance Company, Agricultural Excess and Surplus Insurance Company, American Alliance Insurance Company, American National Fire Insurance Company, Seven Hills Insurance Company and Stonewall Surplus Lines Insurance Company (collectively, the "Company"). This Amendment shall be effective as of March 1, 1996.

The Agreement is amended as follows:

1. Amended Schedule A, Effective July 1, 1995 is deleted and replaced with Amended Schedule A, Effective March 1, 1996.

Except as modified by this Amendment, the terms of the Underwriting Management Agreement remain unchanged.

                             National Interstate Insurance Agency, Inc.

                             By: /s/ Alan Spachman
                                 -----------------

                             Great American Insurance Company
                             Agricultural Insurance Company
                             Agricultural Excess and Surplus Insurance Company American Alliance Insurance Company
                             American National Fire Insurance Company
                             Seven Hills Insurance Company
                             Stonewall Surplus Lines Insurance Company

                             By: /s/ Donald D. Larson
                                 --------------------

                        UNDERWRITING MANAGEMENT AGREEMENT
                               AMENDED SCHEDULE A
                             EFFECTIVE MARCH 1, 1996

This Amended Schedule A replaces the July 1, 1995 Amended Schedule A, effective March 1, 1996.

Commercial Auto Liability             -  Up to Twenty-Five Million Dollars
                                         ($25,000,000) Per Occurrence*

Commercial General Liability          -  Up to Twenty-Five Million Dollars
                                         ($25,000,000) Per Occurrence*

Auto Physical Damage                  -  Up to One Million Dollars
                                         ($1,000,000) Per Occurrence*

Recreation Vehicle                    -  Up to Two Million Dollars
                                         ($2,000,000) Per Occurrence

Workers' Compensation                 -  Statutory Limits

* Limits in excess of Five Million Dollars ($5,000,000) liability coverage and One Million Dollars ($1,000,000) physical damage shall be facultatively placed with assuming reinsurers that shall have been approved by the Company, with notice immediately to the Company.

                        UNDERWRITING MANAGEMENT AGREEMENT
                                  AMENDMENT #6

This Amendment is attached to and incorporated in the November 1, 1989 Underwriting Management Agreement among National Interstate Insurance Agency, Inc. (the "Agent") and Great American Insurance Company, Great American Alliance Insurance Company, Great American Assurance Company, Great American E & S Insurance Company, Great American Fidelity Insurance Company and Great American Insurance Company of New York (collectively, the "Company"). This Amendment shall be effective as of February 1, 2003.

The Agreement is amended as follows:

1. Amended Schedule A, effective March 1, 1996 is deleted and replaced with Amended Schedule A, effective February 1, 2003.

2. Agent's address in Section 16 as amended on March 1, 1996 is deleted and replaced with:

                  National Interstate Insurance Agency, Inc.
                  3250 Interstate Drive
                  Richfield, Ohio 44286-9000

Except as modified by this Amendment, the terms of the Underwriting Management Agreement remain unchanged.

                             National Interstate Insurance Agency, Inc.

                             By: /s/ Alan Spachman
                                 -----------------
                                  Alan Spachman
                             Its: President

                             Great American Insurance Company
                             Great American Alliance Insurance Company
                             Great American Assurance Company
                             Great American E & S Insurance Company
                             Great American Fidelity Insurance Company
                             Great American Insurance Company of New York

                             By: /s/ Ronald C. Hayes
                                 -------------------
                                  Ronald C. Hayes
                             Its: Assistant Vice President

                        UNDERWRITING MANAGEMENT AGREEMENT
                               AMENDED SCHEDULE A
                           EFFECTIVE FEBRUARY 1, 2003

Effective February 1, 2003, this Amended Schedule A replaces the March 1, 1996 Amended Schedule A.

Commercial Auto Liability             -  Up to Twenty-Five Million
                                         ($25,000,000) Per Occurrence*

Commercial General Liability          -  Up to Twenty-Five Million Dollars
                                         ($25,000,000) Per Occurrence*

Auto Physical Damage                  -  Up to One Million Dollars
                                         ($1,000,000) Per Occurrence*

Recreation Vehicle                    -  Up to Two Million Dollars
                                         ($2,000,000) Per Occurrence*

Workers' Compensation                 -  Statutory Limits

Surety                                -  Up to One Million Dollars
                                         ($1,000,000) Per Occurrence

* Limits in excess of Five Million ($5,000,000) liability coverage and One Million Dollars ($1,000,000) physical damage shall be facultative placed with assuming reinsurers that shall have been approved by the Company, with notice immediately to the Company.